Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-8330) of Adecco S.A. pertaining to the 1998 Adecco Group Stock Option Plan Applicable to United States Employees,

(2)	Registration Statement (Form S-8 No. 333-10112) of Adecco S.A. pertaining to the 1999 Adecco Group Stock Option Plan Applicable to United States Employees,

(3)	Registration Statement (Form S-8 No. 333-11932) of Adecco S.A. pertaining to the 1999 Adecco Group Stock Option Plan Applicable to United States Employees,

(4)	Registration Statement (Form S-8 No. 333-13458) of Adecco S.A. pertaining to the Adecco S.A. Global Stock Option Plan (a/k/a 2001 Adecco Group Stock Option Plan Applicable to United States Employees), and

(5)	Registration Statement (Form S-8 No. 333-88516) of Adecco S.A. pertaining to the 2001 Adecco Stock Option Plan A – Applicable to United States Employees and the 2001 Adecco Stock Option Plan B – Applicable to United States Employees;

of our report dated March 22, 2006, with respect to the consolidated financial statements and schedule of Adecco S.A. included in this Annual Report (Form 20-F) for the year ended December 31, 2005.

Ernst & Young AG

/s/ Jan Birgerson	/s/ Ancillo Canepa
Jan Birgerson	Ancillo Canepa
Authorized Public Accountant	Swiss Certified Accountant

Zurich, Switzerland

April 10, 2006